EXHIBIT 99.1

Imprimis Pharmaceuticals Signs Agreement to Acquire

PCAB-Accredited Pharmacy in California

Agreement to acquire Park Compounding marks an important milestone and a significant step forward to achieving nationwide distribution capability for Imprimis’ patent-pending ophthalmic and urologic formulations

San Diego, CA – December 2, 2014 -- Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a specialty pharmaceutical company focused on the development and commercialization of proprietary sterile and topical compounded drug formulations, today announced that it has entered into a stock purchase agreement to acquire South Coast Specialty Compounding, Inc., DBA Park Compounding (Park). The acquisition of Park is expected to close on or about January 1, 2015, subject to the satisfaction of certain customary closing conditions. As part of the transaction, Imprimis also entered into a non-exclusive license agreement with Park. The license agreement allows Park to immediately begin making and dispensing Imprimis’ proprietary ophthalmology and urology formulations in the 13 states in which it is currently licensed, including California, Nevada, Oregon, and Hawaii.

Following the close of the transaction, Imprimis expects Park to continue its current profitable sales model, while building upon the Park formulation portfolio with the addition of Imprimis’ patent-pending Dropless and other proprietary formulations. Imprimis anticipates that Park will recognize revenues of nearly $4 million in 2014. In addition, with this acquisition, Imprimis will gain access to the significant expertise of innovative pharmacists and an experienced staff, immediate prescription dispensing redundancy, and new licenses in key states.

The Park transaction represents the second pharmacy acquisition by Imprimis. On April 1, 2014, Imprimis acquired Pharmacy Creations, LLC, a New-Jersey based compounding pharmacy. With Park and Pharmacy Creations, both PCAB-accredited facilities, Imprimis can now distribute its formulations into 37 states, representing approximately 75% of the U.S. population. Imprimis is dedicated to adding additional state pharmacy licenses in the near term with the goal of reaching nationwide distribution capability. Imprimis may also build or otherwise access a 503B FDA-registered outsourcing facility to further its nationwide distribution channels.

“We are pleased to welcome the skilled team of professionals at Park to Imprimis,” stated Mark L. Baum, CEO of Imprimis. “The acquisition of Park adds momentum to our commitment to continue to expand our prescription dispensing capabilities and to operate at the highest quality standards. Importantly, we will now be able to make and distribute our growing portfolio of proprietary ophthalmic and urologic compounded drug formulations in new key markets. In addition, this acquisition will further our ability to capitalize on our unique business model, which is focused on addressing unmet patient needs while delivering safe, near-term and affordable medical solutions to Americans.”

“My wife Tina and I started Park 18 years ago and during that time we have grown Park to be a consistently profitable enterprise through well-established relationships and our deep commitment to quality. We strongly believe that Imprimis has the potential to revolutionize the way the market approaches novel drug formulation development. Our team is thrilled to join the Imprimis team and we look forward to building on our shared values of patient safety, outstanding customer service, high quality standards, and a tradition of innovation,” stated Dennis Saadeh, Pharm.D, FACA, Co-founder and Director of Quality Assurance at Park Compounding.

Additional details about the Park transaction can be found in Imprimis’ Current Report on Form 8-K filed with the SEC on December 2, 2014.

Currently, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws governing compounded drug formulations.

ABOUT IMPRIMIS PHARMACEUTICALS

San Diego-based Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a specialty pharmaceutical company dedicated to delivering high quality and innovative medicines to physicians and patients at accessible prices. Imprimis is pioneering a new commercial pathway using compounding pharmacies for the formulation and distribution of its proprietary drug therapies, which include formulations in ophthalmology and urology. For more information about Imprimis, please visit the company’s corporate website at www.ImprimisPharma.com; ophthalmology business website at www.GoDropless.com; and urology business website at www.DefeatIC.com.

ABOUT PARK

Park operates in Southern California and has been formulating customized sterile and non-sterile medications to meet the unique needs of health practitioners and their clients since 1996 when it was established by its co-owners, Dennis Saadeh and Tina Sulic-Saadeh. The close relationship with each practitioner and client is the foundation of Park’s specialized compounded preparations. Park is accredited by the Pharmacy Compounding Accreditation Board (PCAB), a status and designation that recognizes Park’s commitment to meeting and/or exceeding national quality standards. For more information, please visit www.parkrx.com.

Park Compounding formed Integrative Therapies Institute (ITI) to help better educate healthcare professionals on the vast array of scientific advances and protocols. ITI is hosting its 4th Annual Conference and Expo in San Diego, January 23-25, 2015. Additional information is available at www.iti2015.com/about_iti.html.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include risks and uncertainties related to the possibility that the closing of the acquisition of Park may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the Park acquisition; Imprimis’ ability to make commercially available its compounded formulations and technologies in a timely manner or at all; physician interest in prescribing its formulations; risks related to compounding pharmacy operations; Imprimis’ ability to expand its compounding pharmacy operations, through additional compounding pharmacies, outsourcing facilities or otherwise, to reach nationwide distribution capabilities; Park’s ability to maintain or improve its business, including its profitability and quality standards; Imprimis’ ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of its formulations; Imprimis’ ability to obtain intellectual property protection for its assets; Imprimis’ ability to accurately estimate its expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for its technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry generally; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s website at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

###

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587